certification

John L. Sabre, Principal Executive Officer/President, and Christopher Moran, Principal Financial Officer/Treasurer of Princeton Everest Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the year ended March 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                           Principal Financial Officer/Treasurer

Princeton Private Investment Access Fund              Princeton Private Investment Access Fund

/s/ John L. Sabre                                           /s/ Christopher Moran

John L. Sabre                                                Christopher Moran

Date: 6/7/24                                                 Date: 6/7/24

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Princeton Everest Fund and will be retained by Princeton Everest Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.